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                                                                Exhibit 10.8

                            EMPLOYMENT AGREEMENT



THIS AGREEMENT is entered into this ______ day of ___________________, 1996, by and between Town & Country Finance & Thrift Company, a California corporation ("Employer"), a wholly-owned subsidiary of Capital Corp of the West ("Capital Corp"), and D. Dale Pinkney ("Employee"), and is effective as of the same date.

WHEREAS the parties hereto desire to enter into an agreement ("Agreement") for the purposes of engaging the services of Employee by reason of his experience, training and ability in the financial services industry;

NOW, THEREFORE, it is mutually agreed as follows:


1. EMPLOYMENT AND DUTIES

Employer hereby employs Employee, and Employee hereby accepts employment with Employer, upon the terms and conditions hereinafter set forth. Employee is hereby employed as the President and Chief Executive Officer of Employer and shall perform the customary duties of a person in that position with a California financial institution and such kindred duties as may, from time to time, be reasonably requested of him by the Board of Directors of Employer, or by the Chief Executive Officer and/or Board of Capital Corp.


2. APPOINTMENT TO BOARD OF DIRECTORS

Employee shall be elected a member of the Board of Directors of Employer during the term of this Agreement subject to the provisions of the by-laws of Employer with respect to election of directors. During the period of Employee's election to the Board of Directors, Employee shall serve as a member of any or all committees to which he is appointed, except the Audit Committee. Employee hereby agrees to accept appointment to the Board of Directors and to any committees of the Board, and, further, to fulfill all of Employee's duties as a board and committee member without additional compensation. Upon the termination of the Agreement by either Employee or Employer, Employee shall immediately resign from the Board of Directors of Employer; further, all fringe benefits, such as insurance, shall be terminated on the last day of service of Employee, unless otherwise mandated by the terms of this Agreement, Employer's personnel policy, or and other benefit policies in effect at the time of such termination.


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3. TERM

This Agreement shall be effective for a period of THIRTY-SIX (36) MONTHS, having commenced on JULY 1, 1996, and unless sooner terminated as provided herein, shall end on JUNE 30, 1999 ("Term").


4. EXTENT OF SERVICES

Employee shall devote his full time, attention and energies to the business of Employer, and shall not during the Term of this Agreement be engaged in any other business activities, except personal investments, without the prior written consent of the Board of Directors of Employer.


5. REGULAR COMPENSATION

In consideration for services rendered under this Agreement, Employer shall pay to Employee (i) a base salary ("Base Salary") of seventy-two thousand, three hundred dollars ($72,300) per year, payable in equal semi-monthly installments on the first and fifteenth day of each month during the period of employment, prorated for any partial employment period. Employer, by its Board of Directors and in its sole discretion, may give due consideration to the question of salary increases on each anniversary of the effective date of this Agreement.


6. DISCRETIONARY INCENTIVE COMPENSATION

Employee shall participate in the TOWN & COUNTRY HISTORICAL INCENTIVE PLAN FOR 1996. COMMENCING JANUARY 1, 1997, EMPLOYEE SHALL BE ENTITLED TO PARTICIPATE IN CAPITAL CORP'S INCENTIVE PROGRAMS. Employee may also be entitled to participate in any future incentive programs adopted by Capital Corp. Amounts awarded to Employee under any of said incentive programs shall be determined at the sole discretion of Capital Corp and Employer. Any such amounts allocated at year-end to Employee shall be considered vested, even if payment of such amounts are to be deferred in accordance with the terms of such incentive plan(s), and such deferred amounts will be payable to Employee upon any termination of Employee's employment other than for cause.


7. BUSINESS EXPENSES

Employee shall be reimbursed for all ordinary and necessary, documented expenses reasonably incurred by Employee in connection with his employment associated with


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managing the business of Employer and other expenses which may be authorized from time to time by the Board of Directors of Employer, including expenses for entertainment, travel and similar items. Employer will pay for or will reimburse Employee for such expenses upon presentation by Employee from time to time of receipts evidencing such expenditures.

8.  AUTOMOBILE

Employer shall provide an automobile for the use of Employee. Employer shall pay all fuel, operating, maintenance, and insurance costs associated with such automobile. Employee shall reimburse Employer current IRS rates per mile as adopted by Employer when such automobile is used for personal as opposed to business purposes.

9.  VACATION

Employee shall be entitled to annual vacation leave at full salary at the discretion of Employee as time allows, so long as it is reasonable and does not jeopardize his responsibilities, of four (4) weeks during each full year of employment; provided that Employee each calendar year shall take as a portion of his vacation leave at least ten (10) consecutive business days.

10. DISABILITY

If Employee becomes permanently disabled during the Term because of sickness, physical or mental disability, so that he is unable to perform his full duties hereunder, Employer agrees to continue the salary (i) ninety (90) days from commencement of the disability, or (ii) until Employee is able to return to work.

11. INSURANCE

Employer shall provide directly or through Capital Corp to Employee, his wife, and qualifying children, during the Term under the same conditions as Capital Corp's employees, the same medical insurance, dental insurance, and disability insurance coverage which may be offered to Capital Corp's other full-time employees under any benefit plans as may be in effect from time to time.

12. STOCK OPTIONS AND BONUSES

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On the effective date of acquisition of Employer and of this Agreement,
Employee will be granted an option to acquire ten thousand (10,000) shares of Capital Corp stock in accordance with its 1992 Stock Option Plan. Employer will pay Employee a one-time bonus of ten thousand dollars ($10,000). Employer may, in its sole discretion, grant additional stock options and bonuses to Employee from time to time during the term, but shall not be obligated to do so.

13. PRINTED MATERIAL

All written, printed, visual or audio materials used by Employee in performing duties for Employer, other than Employee's personal notes and diaries, are and shall remain the property of Employer. Upon termination of employment on any basis, Employee shall return all such materials to Employer.

14. DISCLOSURE OF INFORMATION

In the course of employment, Employee may have access to confidential information and trade secrets relating to Capital Corp, other subsidiaries or affiliates, and/or Employer's business. Except as required in the course of employment by Employer, Employee shall not, without prior written consent, directly or indirectly disclose to anyone any confidential information relating to such confidential information or any financial information, trade secrets or "know-how" which is germane to the business and operations of Employer. Employee recognizes and acknowledges that any financial information concerning any customers of Employer or any affiliated entity, as it may exist from time to time, is strictly confidential and is a valuable, special, and unique asset of business. Employee shall not, either before or after termination of the Agreement, disclose to anyone said financial information, or any part thereof, for any reason or purposes whatsoever.

15. PROHIBITED ACTIVITIES AND INVESTMENTS

During the Term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, principal stockholder (i.e., ten percent or more) or corporate officer, directly or in any other individual or representative capacity, engage or participate in any banking business competitive with that of Employer or any affiliated entity.

16. SURETY BOND

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Employee agrees to furnish all information and take any other steps necessary to enable Employer to obtain or maintain a fidelity bond conditional on the rendering of a true account by Employee of all moneys, goods, or other property which may come into the custody, charge, or possession of Employee during the Term of Employee's employment. The surety company issuing such bond and the amount of the bond must be acceptable to Employer. All premiums on the bond are to be paid by Employer. If Employee cannot personally qualify for a surety bond at any time during the Term of this Agreement, Employee's employment hereunder may be terminated immediately and said termination shall be deemed to be a termination for cause.

17.  MORAL CONDUCT

Employee agrees to conduct himself at all times with due regard to public conventions and morals. He further agrees not to do or commit any act that will reasonably tend to degrade him or to bring him into public hatred, contempt or ridicule, or that will reasonably tend to shock or offend the community, or to prejudice Employer, any affiliated entity, or the banking industry in general.

18.  TERMINATION OF AGREEMENT

     (a) TERMINATION FOR CAUSE

     Employer reserves the right to terminate this Agreement "for cause." Termination for cause shall include termination because of Employee's
     (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct,
     (iv) breach of fiduciary duty involving personal profit, (v) material breach of any of the terms of this Agreement, (vi) intentional failure to perform assigned duties, (vii) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (viii) the willful or permanent breach of Employee of any obligations owed to Employer pursuant to this Agreement. In addition, Employer reserves the right to terminate this Agreement "for cause" in the event that actions are effected by any regulatory agency having jurisdiction to remove or suspend Employee from office, and such actions become final.

     (b) STATUTORY GROUNDS FOR TERMINATION

     Employee's employment under this Agreement shall terminate immediately upon the occurrence of any of the following events, which events are described in sections 2920 and 2921 of the California Labor Code:

          (1) The occurrence of circumstances that make it impossible or impractical


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          for the business of Employer to be continued;

          (2) Institutes or suffers to be instituted against it or him any procedure in bankruptcy court for reorganization or rearrangement of his financial affairs;

          (3) Has a receiver of his assets or property appointed because of insolvency; or

          (4) Makes a general assignment for the benefit of creditors.

19.  NOTICES

Any notice to Employer required or permitted under this Agreement shall be given in writing to Employer, either by personal service or by certified mail, postage prepaid, addressed to the Chairman of the Board of Directors of Employer at its then principal place of business with a copy to Capital Corp. Any such notice to Employee shall be given in like manner and, if mailed, shall be addressed to Employee at Employee's home address then shown on Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if personally served on the party to whom notice is to be given, or (b) the fifth business day after mailing, if mailed to the party to whom notice is to be given in the manner provided in this Section.

20.  NONASSIGNABILITY

Neither this Agreement nor any right or interest hereunder shall be assignable by Employee, his beneficiaries, or legal representatives without Employer's prior written consent; provided, however, that nothing in this
Section 20 shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

21.  NO ATTACHMENT

Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.


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22. BINDING EFFECT

This Agreement shall be binding upon, and inure to the benefit of, Employee and Employer and their respective permitted successors and assigns.

23. MODIFICATION AND WAIVER

     (a) AMENDMENT OF AGREEMENT
     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) WAIVER

     No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of the Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived. No delay in exercising any rights shall be construed as a waiver, nor shall a waiver on one occasion operate as a waiver of such right on any future occasion.

24. ENTIRE AGREEMENT

This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer. This Agreement contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

25. PARTIAL INVALIDITY

If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in

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full force without being impaired or invalidated in any way.

26. GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

27. INJUNCTIVE RELIEF

Employer and Employee acknowledge and agree that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which give them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action of law. Employer and Employee therefore expressly agree that Employer and Employee, in addition to any other rights or remedies which Employer and Employee may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by Employee and Employer.

28. BANK REGULATORY AGENCIES

The obligations and rights of the parties hereunder are expressly conditioned upon the approval or non-disapproval of (i) this Agreement, and/or (ii) Employee, in the event such approvals are required by those regulatory agencies which have jurisdiction over Employer.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

EMPLOYER:                 TOWN AND COUNTRY FINANCE AND THRIFT COMPANY

                          By:_________________________________________
                                Roy Bethel, Chairman of the Board
                          Town and Country Finance and Thrift Company


EMPLOYEE:
                             ___________________________________________
                                D. Dale Pinkney, President/CEO


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